EXHIBIT 4.3

                                METALS USA, INC.

                                  $200,000,000

                    8 5/8% SENIOR SUBORDINATED NOTES DUE 2008

                               PURCHASE AGREEMENT

                                                                February 6, 1998

BT ALEX. BROWN INCORPORATED
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
NATIONSBANC MONTGOMERY SECURITIES LLC
c/o BT Alex. Brown Incorporated
One Bankers Trust Plaza
130 Liberty Street
New York, New York 10006

Ladies and Gentlemen:

               Metals USA, Inc. (the "COMPANY"), a Delaware corporation, and the Guarantors (as defined) hereby confirm their agreement with you (collectively, the "INITIAL Purchasers"), as set forth below.

               1. THE SECURITIES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $200,000,000 aggregate principal amount of the Company's 8 5/8% Senior Subordinated Notes due 2008 (the "NOTES"). The Notes will be guaranteed (collectively, the "GUARANTEES") on a senior subordinated basis by each of the Company's Subsidiaries listed on the signature pages hereof (collectively, and together with any subsidiary that in the future executes a supplemental indenture pursuant to which such subsidiary agrees to guarantee the Notes, the "GUARANTORS"). The Notes and the Guarantees are collectively referred to herein as the "SECURITIES." The Securities are to be issued under an indenture (the "INDENTURE") dated as of February 11, 1998 by and among the Company, the Guarantors and U.S. Trust Company of California, N.A., as trustee (the "TRUSTEE").

               In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated January 22, 1998 (the "PRELIMINARY MEMORANDUM") and a final offering memorandum dated February 6, 1998 (the "FINAL MEMORANDUM," the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "MEMORANDUM") setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

               The Company understands that the Initial Purchasers propose to make an offering of the Notes only on the terms and in the manner set forth in the Final Memorandum and Section 8 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QUALIFIED INSTITUTIONAL BUYERS" or "QIBS") as defined in Rule 144A under the Act (as defined), as such rule may be amended from time to time ("RULE 144A") and outside the United States to certain persons in reliance on Regulation S under the Securities Act of 1933, as amended (the "ACT").

               The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company and the Guarantors have agreed, among other things, to file a registration statement (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") registering the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

               2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company and each of the Guarantors, subject to the limit on maximum liability contained in the Guarantees, jointly and severally, represent and warrant to and agree with the Initial Purchasers that:

               (a) Neither the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

               (b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth under the heading "Capitalization" in the Final Memorandum; all of the outstanding shares of capital stock of the Company and each of Affiliated Metals Company, Cornerstone Aluminum Company, Inc., Cornerstone Building Products, Inc., Cornerstone Metals Corporation, Cornerstone Patio Concepts, L.L.C., Federal Bronze Alloys Inc., Harvey Titanium, Ltd., Independent Metals Co., Inc., Interstate Steel Supply Company, Interstate Steel Supply Company of Maryland, Interstate Steel Supply Company of Pittsburgh, Interstate Steel Processing Company, Jeffreys Steel Company, Inc., Meier Metal Servicenters, Inc., Metals USA Finance Corp., Metals USA Service Corporation, MUSA GP, Inc., MUSA LP, Inc., Queensboro Steel Corporation, R.J. Fabricating Inc., Royal Aluminum, Inc., Southern Alloy of America, Inc., Steel Service Systems, Inc., Texas Aluminum Industries, Inc., Uni-Steel, Inc., Wayne Steel, Inc. and Williams Steel & Supply Co., Inc. (collectively the "SUBSIDIARIES") have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those created pursuant to the Credit Agreement (as defined) and those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase; (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Company's direct and indirect interests in the Subsidiaries and in other wholly owned subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity other than as described in the Final Memorandum, except securities of publicly traded companies which in the aggregate are not material.

               (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Final Memorandum. Each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Final Memorandum. As of the date hereof, the Company has no significant subsidiaries within the meaning of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), other than the Subsidiaries. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business and operations of the Company and the Subsidiaries taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT").

               (d) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes, the Private Exchange Notes (each as defined in the Registration Rights Agreement and the Indenture) and the Guarantees. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Notes by the Trustee in accordance with the Indenture), entitled to the benefits of the Indenture, and enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               (e) The Guarantees have been duly and validly authorized by each Guarantor, and when executed and delivered by such Guarantor, will constitute the valid and legally binding obligations of such Guarantor, entitled to the benefits of the Indenture, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               (f) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by each of the Company and the Guarantors and, when executed and delivered in accordance with its terms (assuming the due authorization, execution and delivery by the Trustee), will have been duly executed and delivered and will constitute a valid and legally binding agreement of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               (g) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Company and the Guarantors and, when executed and delivered by the Company and each of the Guarantors (assuming due authorization, execution and delivery by the other parties thereto), will have been duly executed and delivered and will constitute a valid and legally binding agreement of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
        (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

               (h) Each of the Company and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement. This Agreement and the consummation by the Company and the Guarantors of the transactions contemplated under this Agreement have been duly and validly authorized by each of the Company and the Guarantors. This Agreement has been duly executed and delivered by each of the Company and the Guarantors.

               (i) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of this Agreement by the Company and the Guarantors or the consummation by them of the other transactions contemplated hereby, except such (i) as have been obtained or made, (ii) as would not have a Material Adverse Effect, (iii) as would not materially adversely affect the validity of this Agreement, the Notes, the Indenture or the Registration Rights Agreement, and (iv) such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers and except with respect to the registration of the Exchange Notes and Private Exchange Notes, if applicable, pursuant to the Registration Rights Agreement and the qualification of the Indenture under the TIA. Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under its certificate of incorporation (or similar organizational document) or bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default would have a Material Adverse Effect.

               (j) The execution, delivery and performance by the Company and the Guarantors of this Agreement, the Indenture, the Notes, the Guarantees, the Exchange Notes, the Private Exchange Notes, the Registration Rights Agreement, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the certificate of incorporation (or similar organizational document) or bylaws of the Company or any of the Subsidiaries or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or, assuming compliance with all applicable state securities or blue sky laws, of any regulatory body or administrative agency or other governmental body having jurisdiction.

               (k) Each of the Indenture, the Notes, the Exchange Notes, the Guarantees and the Registration Rights Agreement conforms in all material respects to the description thereof in the Final Memorandum.

               (l) All of the financial statements of the Company and the separate financial statements of the Subsidiaries, in each case together with related notes and schedules, as set forth in the Final Memorandum, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and of each of the Subsidiaries, respectively, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary historical and pro forma financial and statistical data included in the Final Memorandum present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and the Subsidiaries, as applicable.

               (m) Arthur Andersen LLP, Ernst & Young LLP, Rubin, Brown, Gornstein & Co. LLP, McGladrey & Pullen, LLP, Klein, Bogakos, and Robertson, CPA's, Inc. and Meaden & Moore, Ltd., who have certified certain of the financial statements as part of the Final Memorandum, are independent public accountants as required by the Act and the rules and regulations promulgated thereunder.

               (n) (i) The pro forma financial statements (including the notes thereto) included in the Final Memorandum (A) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under Exchange Act and (B) have been properly computed on the bases described therein, and (ii) the assumptions used in the preparation of the pro forma financial statements included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

               (o) Except as set forth in the Final Memorandum, there is not pending or, to the best knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Guarantors is a party, or to which any of its properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, which, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

               (p) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; and neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company or such Subsidiary. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company or any of the Subsidiaries.

               (q) Since the respective dates as of which information is given in the Final Memorandum, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Final Memorandum, as it may be amended or supplemented. Neither the Company nor any of the Subsidiaries has (i) any material contingent obligations which are not disclosed in the Company's or such Subsidiary's financial statements, as applicable, included in the Final Memorandum, or (ii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock, except for the put options to the Company pursuant to the Employee Stock Ownership Plan of Jeffreys Steel Company, Inc. dated August 1, 1972, as amended.

               (r) Each of the Company and the Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company and the Subsidiaries, as applicable.

               (s) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

               (t) Neither the Company nor any of the Subsidiaries nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

               (u) Each of the Company and the Subsidiaries has good title to all personal property described in the Final Memorandum as being owned by it, good and valid title to all real property described in the Final Memorandum as being owned by it and good and valid title to the leasehold estates in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any Subsidiary is a party or by which the Company or such Subsidiary is bound (i) are valid and enforceable against the Company or such Subsidiary, (ii) to the knowledge of the Company, are valid and enforceable against the other party or parties thereto and (iii) are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

               (v) There are no legal or governmental proceedings involving or affecting the Company, any of the Subsidiaries or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

               (w) Except as described in the Final Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws, (B) each of the Company and the Subsidiaries has and is in compliance with all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as set forth in the Final Memorandum and required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Subsidiary, (E) neither the Company nor any Subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (F) no property or facility of the Company or any Subsidiary is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

               For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and
        (iii) underground and aboveground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

               (x) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or the Subsidiaries which is pending or, to the knowledge of the Company, threatened, which would have a Material Adverse Effect.

               (y) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

               (z) The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; neither the Company nor any of the Subsidiaries has incurred nor expects to incur liability under
        (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan," or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification

               (aa) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (bb) Neither the Company nor any Subsidiary will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

               (cc) Except as set forth in the Registration Rights Agreement, no holder of securities of the Company (other than the Registrable Notes (as defined in the Registration Rights Agreement)) will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

               (dd) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Company and the Subsidiaries, on a consolidated basis, will exceed the sum of its consolidated stated liabilities and identified contingent liabilities (after giving effect, in the case of each of the Guarantors, to the limitations contained in each Guarantee); neither the Company nor any of the Subsidiaries is, or will be after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

               (ee) Neither the Company nor any of the Subsidiaries nor any of its respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

               (ff) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

               (gg) No securities of the Company are of the same class
        (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

               (hh) Neither the Company nor any Subsidiary has taken, nor will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

               (ii) Neither the Company nor any of the Subsidiaries, nor any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) or any person acting on any of its behalf (other than the Initial Purchasers as to which the Company and the Subsidiaries make no representation) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("REGULATION S")) with respect to the Securities; the Company and its respective Affiliates and any person acting on any of its behalf (other than the Initial Purchasers as to which the Company and the Subsidiaries make no representation) have complied with the offering restrictions requirement of Regulation S.

               (jj) Toby L. Jeffreys, Thomas J. Shapiro, Barry C. Quinnies and Barry Harvey are the only officers or directors of the Subsidiaries that own more than 1% of the Common Stock of the Company.

               Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to each of the Initial Purchasers as to the matters covered thereby.

               3. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase the Securities, at 97.25% of their principal amount.

               One or more certificates in global form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers at the purchase price therefor by wire transfer of immediately available funds payable to such account or account as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Bracewell & Patterson, LLP, Houston, Texas, at 10:00 A.M., New York time, on February 11, 1998, or at such other place, time or date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "CLOSING DATE." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of BT Alex. Brown Incorporated in New York, New York or such other place as the Initial Purchasers may designate, at least 24 hours prior to the Closing Date.

               4. OFFERING BY THE INITIAL PURCHASERS. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the sole judgment of the Initial Purchasers is advisable.

               5. COVENANTS OF THE COMPANY. The Company and the Guarantors covenant and agree with the Initial Purchasers that:

               (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers and counsel to the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

               (b) The Company and the Guarantors will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualification in effect for as long as may be necessary to complete the resale of the Securities by the Initial Purchasers; PROVIDED, HOWEVER, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject the Company to any tax in any such jurisdiction where it is not then so subject.

               (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum in order to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the Company's expense, an amendment to the Final Memorandum that corrects such statement or omission or effects such compliance.

               (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

               (e) The Company will apply the net proceeds from the sale of the Securities substantially as set forth under "Use of Proceeds" in the Final Memorandum.

               (f) For so long as any Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

               (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by its most recent financial statements appearing in the Final Memorandum.

               (h) None of the Company, the Guarantors nor any of its respective affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities.

               (i) Neither the Company nor any Guarantor will, nor will the Company permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

               (j) For so long as any of the Securities remain outstanding, the Company will make available, upon request, to any holder of such Securities and any prospective purchaser thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

               (k) Each of the Company and the Guarantors will use its best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL MARKET") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

               (l) In connection with any Notes offered and sold in an offshore transaction (as defined in Regulation S), the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

               6. EXPENSES. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to: (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendments or supplements thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) the preparation (including printing), issuance and delivery to the Initial Purchasers of any certificates evidencing the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto,
(vi) the expenses of the Company in connection with any meetings with prospective investors in the Securities, (vii) the fees and expenses of the Trustee, including fees and expenses of its counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the issuance and sale of the Securities provided for herein is not consummated because any condition to the obligation of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 hereof or because of any failure, refusal or inability on the part of the Company or any Guarantor to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company will promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including fees, disbursements and charges of Latham & Watkins, counsel for the Initial Purchasers) that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

               7. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

               (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Bracewell & Patterson L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

                      (i) The Company has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Final Memorandum; the Company is duly qualified to transact business in each of the jurisdictions set forth on a schedule to such opinion.

                      (ii) The Company has authorized capital stock as set forth under the caption "Capitalization" in the Final Memorandum; all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting, except as set forth in the Final Memorandum.

                      (iii) Except as described in or contemplated by the Final
               Memorandum, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock. Except as described in the Final Memorandum or in the Registration Rights Agreement, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to have any securities of the Company included in a registration statement pursuant to the Registration Rights Agreement or the right, as a result of the filing of a registration statement pursuant to the Registration Rights Agreement, to require registration under the Act of any securities of the Company.

                      (iv) Each of the Company and the Guarantors has all
               requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and, with respect to the Guarantors, the Guarantees; the Indenture is in sufficient form for qualification under the TIA; the Indenture has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors, and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the valid and legally binding agreement of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                      (v) The Notes are in the form contemplated by the
               Indenture. The Notes have each been duly and validly authorized, executed and delivered by the Company and, when paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to
               (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                      (vi) The Guarantees are in the form contemplated by the
               Indenture. The Guarantees have been duly and validly authorized, executed and delivered by each Guarantor and (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture) constitute the valid and legally binding obligations of each Guarantor, entitled to the benefits of the Indenture, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
               (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                      (vii) The Exchange Notes, the Private Exchange Notes and
               the Guarantees to be endorsed on them have been duly and validly authorized by the Company and each of the Guarantors, as the case may be, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company and the Guarantees have been duly executed and delivered by the Guarantors, each in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture, and enforceable against the Company and the Guarantors, respectively, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
               (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                      (viii) Each of the Company and the Guarantors has all
               requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors, and (assuming due authorization, execution and delivery thereof by the Initial Purchasers) constitutes the valid and legally binding agreement of the Company and the Guarantors enforceable against each of them in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                      (ix) Each of the Company and the Guarantors has all
               requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and to consummate the transactions contemplated hereby; the Purchase Agreement and the consummation by the Company and the Guarantors of the transactions contemplated under the Purchase Agreement have been duly and validly authorized by the Company and the Guarantors. The Purchase Agreement has been duly executed and delivered by each of the Company and the Guarantors.

                      (x) The statements under the captions
               "Business--Government Regulation and Environmental Matters," "Business--Risk Management, Insurance and Litigation," "Management--Directors' Compensation," "Management--Executive
               Compensation; Employment Agreements; Covenants-Not-to-Compete," "Management--1997 Long-Term Incentive Plan," "Management--1997 Non-Employee Directors' Stock Plan," "Certain Transactions," "Description of Capital Stock" and "Description of Certain Indebtedness" in the Final Memorandum, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly present in all material respects the information called for with respect to such documents and matters.

                      (xi) To the knowledge of such counsel, no legal or
               governmental proceedings are pending or, to the knowledge of such counsel, threatened to which the Company or any Guarantor is a party or to which the property or assets of the Company or any Guarantor is subject which would be required under the Act to be described in a registration statement or in a prospectus and are not described in the Final Memorandum, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

                      (xii) To the knowledge of such counsel, the Company is not in violation of its certificate of incorporation or bylaws, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

                      (xiii) The execution, delivery and performance of this
               Agreement, the Indenture, the Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or bylaws of the Company, (ii) in any respect material to the Company and the Subsidiaries, taken as a whole, any agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any Guarantor and to transactions of the type contemplated by the Final Memorandum, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                      (xiv) To the knowledge of such counsel, no consent,
               approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the other transactions contemplated in this Agreement, except (i) in connection with the registration under the Act of the Notes, and the Private Exchange Notes, if applicable, pursuant to the Registration Rights Agreement, (ii) the qualification of the Indenture under the TIA in connection with the issuance of the Exchange Notes, or (iii) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits (x) as have been obtained and made, (y) as may be required under state securities or "Blue Sky" laws, as to which such counsel need express no opinion, or
               (z) as would not, if not obtained, have a Material Adverse
               Effect.

                      (xv) The Company is not, nor immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                      (xvi) No registration under the Act of the Notes is
               required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Notes in the initial resale thereof are QIBs, or are outside the United States and sold in reliance on Regulation S under the Act, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof, (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof and the offering and transfer procedures set forth in the Final Memorandum, and (iv) the accuracy of the representations made by each Accredited Investor who purchases Notes in the initial resale as set forth in the Final Memorandum.

                      (xvii) Neither the consummation of the transactions
               contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

               At the time the foregoing opinion is delivered, such counsel shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(x)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum). With respect to such statement of belief, Bracewell & Patterson L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification. The opinion of such counsel described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

               In rendering such opinion, Bracewell & Patterson L.L.P. may provide that its opinion is limited to matters governed by the laws of Texas and New York and the General Corporation law of the State of Delaware, and the Federal securities laws of the United States and may rely on counsel to one or more of the Subsidiaries with respect to matters related to the Subsidiaries, provided that, in lieu of such reliance, Bracewell & Patterson L.L.P. may provide separate opinions of such counsel so long as such opinions are addressed to the Initial Purchasers, and further provided that, in each case, Bracewell & Patterson L.L.P. shall state that they believe that they and the Initial Purchasers are justified in relying on such other counsel.

               References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

               (b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Latham & Watkins shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

               (c) The Initial Purchasers shall have received from, on the date hereof and the Closing Date, letters dated the date hereof and the Closing Date, in form and substance satisfactory to the Initial Purchasers, of Arthur Andersen LLP, Ernst & Young LLP, Rubin, Brown, Gornstein & Co. LLP, McGladrey & Pullen, LLP, Klein, Bogakos, and Robertson, CPA's, Inc. and Meaden & Moore, Ltd. confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating that, in their opinion, the financial statements and schedules of the Company and the Subsidiaries examined by them and included in the Final Memorandum comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to such financial statements and certain financial and statistical information contained in the Final Memorandum.

               (d) The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; each of the Company and the Guarantors shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof) subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

               (e) The issuance and sale of the Securities pursuant to this Agreement shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority.

               (f) The Initial Purchasers shall have received certificates, dated the Closing Date, signed on behalf of the Company by its Executive Vice President and its Secretary to the effect that:

                      (i) The representations and warranties of the Company and
               the Guarantors in this Agreement are true and correct in all material respects as if made on and as of the Closing Date, and each of the Company and the Guarantors has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                      (ii) At the Closing Date, since the date hereof or since
               the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect; and

                      (iii) The sale of the Securities hereunder has not been
               enjoined (temporarily or permanently).

               (g) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and the Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date.

               (h) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Notes and the Guarantees shall have been duly executed by the Company and the Guarantors, respectively, and the Notes shall have been duly authenticated by the Trustee.

               (i) The Initial Purchasers shall have received a true and correct copy of the Company's Amended and Restated Credit Agreement, dated as of February 11, 1998 (the "CREDIT AGREEMENT"), and there shall have been no material amendments, alterations, modifications or waivers of any provisions of the Credit Agreement, and there exists as of the date hereof and on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the application of the proceeds received by the Company from the sale of the Notes) no condition that would constitute a Default or an Event of Default (each as defined in the Credit Agreement) under the Credit Agreement.

               (j) On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company and the Guarantors.

               All such documents, opinions, certificates and schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates and schedules or instruments in such quantities as the Initial Purchasers shall reasonably request.

               8. OFFERING OF SECURITIES; RESTRICTIONS ON TRANSFER. The Initial Purchasers represent and warrant that they are QIBs. Each of the Initial Purchasers agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, deliver to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from such Trustee) and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASER," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); PROVIDED, HOWEVER, that in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.

               9.     INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of the Act, against any losses, claims, damages or liabilities to which such Initial Purchaser or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Company or any Guarantor or based upon written information furnished by or on behalf of the Company or any Guarantor filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each, an "APPLICATION"), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Initial Purchaser and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Initial Purchaser or controlling person is a party to any action or proceeding; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any Memorandum or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Initial Purchasers specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Initial Purchaser severally and not jointly will indemnify and hold harmless the Company and the Guarantors, their respective affiliates, directors, officers, agents, representatives and employees and each person, if any, who controls the Company and the Guarantors within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any Guarantor or any such affiliate, director, officer, agent, representative, employee, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any Guarantor or any such affiliate, director, officer, agent, representative, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Initial Purchaser will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in any Memorandum or such amendment or supplement, or any Application, in reliance upon and in conformity with written information furnished to the Company by or through the Initial Purchasers specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Initial Purchaser may otherwise have.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING party") in writing. No indemnification provided for in Section 9(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 9(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 9(a) and by the Company in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

               (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or (b) above (other than by reason of the exceptions provided in such paragraphs) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements, omissions or breaches of representations and warranties which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Initial Purchaser shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Initial Purchaser and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

               (e) In any proceeding relating to any Memorandum or any supplement or amendment thereto, or any Application, each party against whom contribution may be sought under this Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

               (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, any of its officers or directors, the Initial Purchasers or any controlling person referred to in this Section, (ii) delivery of and payment for the Securities, and (iii) any termination of this Agreement. A successor to any Initial Purchaser, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

               10.    TERMINATION.

               (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company or any of the Guarantors shall have failed, refused or been unable to perform, in all material respects, all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                      (i) either (x) the Company or any Guarantor shall have
               sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the reasonable judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or (y) there shall have been, in the reasonable judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                      (ii) trading in securities generally on the New York Stock
               Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended or maximum or minimum prices shall have been established on any such exchange or market;

                      (iii) a banking moratorium shall have been declared by New
               York or United States authorities;

                      (iv) there shall have been (A) an outbreak or escalation
               of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change in the financial markets of the United States that, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

                      (v) any securities of the Company shall have been
               downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

               (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 9(f) hereof.

               11. INFORMATION SUPPLIED BY THE INITIAL PURCHASERS. The statements set forth in the last paragraph of the cover page and the first, second, third, fifth, sixth and seventh paragraphs of the section entitled "Private Placement" constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

               12. NOTICES. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered or telecopied and confirmed in writing to BT Alex. Brown Incorporated, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Corporate Finance Department, and if sent to the Company or the Guarantors, shall be mailed, delivered or telecopied and confirmed in writing to the Company at:
Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056, Attention:
Arthur L. French, Chief Executive Officer, with copies to Bracewell & Patterson L.L.P., South Tower Pennzoil Place, 711 Louisiana Street, Suite 2900, Houston, Texas 77002-2718, Attention: William D. Gutermuth, Esq. and John A. Hageman, General Counsel, Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056.

               13. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors, assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchasers, the Company, the Guarantors and their respective successors, assigns and legal representatives and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Initial Purchasers and any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Company and the Guarantors and any person or persons who control the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of any of the Securities from the Initial Purchasers will be deemed a successor because of such purchase.

               14. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

               15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            (signature page follows)

               If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantors and the Initial Purchasers.

                                Very truly yours,

                                    THE COMPANY:

                                    METALS USA, INC.

                                    By: /s/       J. MICHAEL KIRKSEY
                                         Name:    J. Michael Kirksey
                                         Title:   Senior Vice President and
                                                  Chief Financial Officer

                                    THE GUARANTORS:

                                    AFFILIATED METALS COMPANY, CORNERSTONE
                                    ALUMINUM COMPANY, INC., CORNERSTONE BUILDING
                                    PRODUCTS, INC., CORNERSTONE METALS
                                    CORPORATION, CORNERSTONE PATIO CONCEPTS,
                                    L.L.C., FEDERAL BRONZE ALLOYS INC., HARVEY
                                    TITANIUM, LTD., INDEPENDENT METALS CO.,
                                    INC., INTERSTATE STEEL SUPPLY COMPANY,
                                    INTERSTATE STEEL SUPPLY COMPANY OF MARYLAND,
                                    INTERSTATE STEEL SUPPLY COMPANY OF
                                    PITTSBURGH, INTERSTATE STEEL PROCESSING
                                    COMPANY, JEFFREYS STEEL COMPANY, INC., MEIER
                                    METAL SERVICENTERS, INC., METALS USA FINANCE
                                    CORP., METALS USA SERVICE CORPORATION, MUSA
                                    GP, INC., MUSA LP, INC., QUEENSBORO STEEL
                                    CORPORATION, R.J. FABRICATING INC., ROYAL
                                    ALUMINUM, INC., SOUTHERN ALLOY OF AMERICA,
                                    INC., STEEL SERVICE SYSTEMS, INC., TEXAS
                                    ALUMINUM INDUSTRIES, INC., UNI-STEEL, INC.,
                                    WAYNE STEEL, INC. AND WILLIAMS STEEL &
                                    SUPPLY CO., INC., as guarantors

                                    By: /s/    J. MICHAEL KIRKSEY
                                        Name:  J. Michael Kirksey
                                        Title: Vice President and Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BT ALEX. BROWN INCORPORATED

By: /s/ MICHAEL R. DUCKWORTH
        Name:  Michael R. Duckworth
        Title: Managing Director

BEAR, STEARNS & CO., INC.

By: /s/ SHELDON I. STEIN
        Name:  Sheldon I. Stein
        Title: Senior Managing Director

DONALDSON, LUFKIN & JENRETTE SECURITIES
  CORPORATION

By: /s/ JULIE E. SILCOCK
        Name:  Julie E. Silcock
        Title: Managing Director

NATIONSBANC MONTGOMERY SECURITIES LLC

By: /s/ STUART B. GLEICHENHAUS
        Name:  Stuart B. Gleichenhaus
        Title: Managing Director